Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Magna Group of Companies Retirement Savings Plans

Aurora, Ontario, Canada

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-128257) of Magna International Inc. of our report dated June 26, 2012, relating to the financial statements and supplemental schedules of The Magna Group of Companies Retirement Savings Plans which appear in this Form 11-K for the year ended December 31, 2011.

/s/BDO USA, LLP

BDO USA, LLP
Grand Rapids, Michigan

June 26, 2012

Consent of Independent Registered Public Accounting Firm

Magna E-Car Systems, Inc. Retirement Savings Plan

Rochester Hills, Michigan

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-128257) of Magna International Inc. of our report dated June 26, 2012, relating to the financial statements and supplemental schedules of Magna E-Car Systems, Inc. Retirement Savings Plans which appear in this Form 11-K for the year ended December 31, 2011.

/s/ BDO USA, LLP

BDO USA, LLP
Grand Rapids, MI

June 26, 2012